UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 8, 2008

PECO II, Inc.

(Exact name of registrant as specified in its charter)

Ohio	000-31283	34-1605456
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1376 State Route 598, Galion, Ohio	44833
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (419) 468-7600

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.01	Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

On February 8, 2008, PECO II, Inc. (the “Company”) received a notice (the “Notice”) from The NASDAQ Stock Market (“NASDAQ”) informing the Company that pursuant to NASDAQ’s previous communications, dated February 13, 2007 and August 14, 2007, the Company did not regain compliance with Marketplace Rule 4310(c)(4), related to the $1.00 per share minimum closing bid requirement of the Company’s common stock, by February 7, 2008.

The Notice also stated that unless the Company requests an appeal of this determination in accordance with the procedures set forth in the Marketplace Rule 4800 series, trading of the Company’s common stock will be suspended at the opening of businesses on February 20, 2008, and the Company’s securities will be removed from listing on NASDAQ.

On February 13, 2008, the Company notified NASDAQ that it is appealing the NASDAQ determination of noncompliance with Marketplace Rule 4310(c)(4) to a NASDAQ Listing Qualifications Panel (the “Panel”). The Company intends to present the Panel with the Company’s plan to regain compliance by seeking shareholder approval of a reverse split of the Company’s common stock at a ratio of one-for-10 shares at the Company’s 2008 annual meeting.

On February 13, 2008, the Company issued a press release announcing its receipt of the Notice and its plan to regain compliance. A copy of the Company’s press release is attached as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit No.	Description
99.1	Press Release, dated February 13, 2008.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PECO II, Inc.

Date: February 13, 2008	By:	/s/ JOHN G. HEINDEL
John G. Heindel
Chairman of the Board, President, Chief Executive Officer, Chief Financial Officer and Treasurer

EXHIBIT INDEX

Exhibit	Description of Exhibit
99.1	Press Release, dated February 13, 2008.